Exhibit 10.9

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is dated as of January 10, 2020 (the “Effective Date”) by and between The Board of Regents (“Board”) of the University of Texas System (“System”), an agency of the State of Texas, on behalf of The University of Texas Southwestern Medical Center (“UT Southwestern”), a component institution of System (“Licensor”), and Tenaya Therapeutics, Inc., a Delaware corporation (“Licensee”). Licensor and Licensee may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, Licensor owns and controls certain innovative technology relating to therapeutics overexpressing the peptide named Dwarf Open Reading Frame (“DWORF Technology”);

WHEREAS, Licensor desires to license Licensor’s patent rights in such DWORF Technology, in a manner that will benefit the public and best facilitate the distribution of useful products and the utilization of new technology, and where such is consistent with Licensor’s educational and research missions and goals; and

WHEREAS, Licensee desires to license from Licensor, on an exclusive basis, the DWORF Technology, including Licensor’s patent rights in such DWORF Technology, to develop, manufacture and commercialize such DWORF Technology, all on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1	“Accounting Standards” means either GAAP or International Financial Reporting Standards (“IFRS”), as applicable to the Selling Party, in each case applied on a consistent basis.

1.2	“Achievement Date” means, with respect to a Diligence Event, the corresponding date such Diligence Event is to be achieved subject to the provision of Section 3.2.1 below.

1.3

“Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists. For the purposes of this Section 1.3, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise. Notwithstanding the foregoing, [***] and any other entity controlled by [***] that is not controlled by Licensee shall not be deemed Affiliates of Licensee for purposes of this Agreement.

1.4	“Annual Net Sales” means the total Net Sales of all Products sold in a particular calendar year.

1.5

“BLA” means (a) a biologics license application as that term is used in and defined in the PHS Act and the regulations promulgated thereunder, (b) a marketing authorization application in the European Union, or (c) any equivalent or comparable application, registration or certification in any other country or region.

1.6

“cGMP” means those current good manufacturing practices and standards, as amended from time to time, related to the manufacture of pharmaceutical products as provided for in 21 United States Code of Federal Regulations § 210 and § 211 et seq., § 600 and § 610 or the European Community Guide to Good Manufacturing Practice in the production of pharmaceutical products, or equivalent guidelines, regulations and standards in any other jurisdiction, as such guidelines, regulations and standards may be amended from time to time.

1.7

“Change of Control” means the occurrence of any of the following events following the Effective Date of the Agreement: (a) any Third Party (excluding any existing stockholder of Licensee as of the Effective Date) becoming the owner, directly or indirectly, of more than fifty percent (50%) of the total voting power (on an as converted basis) of the equity units or other interests of Licensee then outstanding that are normally entitled to vote in the election of directors of Licensee other than in connection with a financing or series of financing transactions; (b) the merger, consolidation or amalgamation of Licensee with or into any other Person, other than any transaction in which the holders of the outstanding voting securities of Licensee immediately prior to the transaction own, directly or indirectly, not less than fifty percent (50%) of the total voting power (on an as converted basis) of the voting securities of the party surviving such merger, consolidation or amalgamation; or (c) the sale of all or substantially all of the assets of Licensee.

1.8

“Combination Product” means a Product that is delivered with one or more additional active ingredients and/or other items or services incident to the administration of such Product (with or without one or more such other active ingredients), in each such case when the Product and any of the foregoing are co-formulated, co-packaged or sold under one pricing scheme (whether payment of such price is paid to the same or to more than one seller).

1.9	[***].

1.10

“Compulsory License” means a compulsory license under Licensor Patent Rights obtained by a Third Party through the order, decree, or grant of a competent Governmental Body or court, authorizing such Third Party to develop, make, have made, use, sell, offer to sell or import a Product in any country.

1.11

“Confidential Information” of a Party, means (a) information relating to the business, operations or products of a Party or any of its Affiliates, including any know-how, that such Party discloses to the other Party under this Agreement, and (b) the terms of this Agreement.

1.12

“Controlled” means, with respect to intellectual property rights, that a Party or one of its Affiliates owns or has a license or sublicense to such intellectual property rights and has the ability to provide to, grant a license or sublicense to, or assign its right, title and interest in and to, such intellectual property rights as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.13

“Cover” means, with respect to any subject matter and a Patent Right, that the making, using, selling, offering for sale, importation or other exploitation of such subject matter would (absent a license thereunder or ownership thereof) infringe, induce infringement or contributorily infringe a Valid Claim of such Patent Right. Cognates of the word “Cover” shall have correlative meanings.

1.14	“Diligence Event” means each of the events provided in the table in Section 3.2.1.

1.15	“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.16	“Field of Use” means any and all uses.

1.17

“First Commercial Sale” means, on a country-by-country basis, the first commercial transfer or disposition for value of Product in such country to a Third Party by Licensee, or any of its Affiliates or Sublicensees.

1.18	“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

1.19

“Generic Product” means, with respect to a particular Product in a country, a generic or biosimilar pharmaceutical product, that is not produced, licensed or owned by Licensee, any of its Affiliates or Sublicensees, that: (a) has the same active ingredient as such Product, is approved in reliance, in whole or in part, on a prior Regulatory Approval of the Product, and is determined by a Regulatory Authority to be substitutable for the Product, including as a “biosimilar” (in the United States) of such Product or as the foreign equivalent of a “biosimilar” of such Product; or (b) is approved by the Regulatory Authority as a substitutable generic or substitutable biosimilar for such Product or otherwise is approved in a manner that relies on or incorporates data submitted by Licensee, its Affiliates or Sublicensees in connection with the regulatory filings for such Product through an abbreviated new drug application or 505(b)(2) pathway, or any enabling legislation thereof, or any equivalent process where bioequivalence to such Product has been asserted (including under the Biologic Price Competition and Innovation Act of 2000).

1.20

“Governmental Approval” means, with respect to a Product in a country or region, all approvals, licenses, registrations and authorizations of the relevant Governmental Body, if applicable, required for the commercialization of such Product in such country.

1.21

“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, provincial, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.22

“IND” means an Investigational New Drug Application as defined in the FD&C Act and the regulations promulgated thereunder, or the comparable application to the comparable regulatory authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.23	“Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Body.

1.24	“Licensor Material” means the materials listed in Schedule 1.24.

1.25

“Licensor Patent Rights” means (a) the Patent Rights listed in Schedule 1.25, any Patent Rights claiming any invention described in any invention disclosure listed in Schedule 1.25, (b) any continuations, provisionals, continued prosecution applications, substitutions, extensions and term restorations, registrations, confirmations, reexaminations, renewals, supplementary protection certificates or reissues of subpart (a), including divisions, but excluding continuations-in-part (unless filed by Licensor without Licensee’s prior written consent), (c) any corresponding foreign Patent Rights to any of the foregoing and (d) any patent issuing on any of the foregoing applications.

1.26	“Major Market” means the [***].

1.27	[***].

1.28

“NDA” means a New Drug Application filed with the FDA in accordance with the FD&C Act with respect to pharmaceutical products or an analogous application or filing with any Regulatory Authority outside of the United States for the purpose of obtaining approval to market and sell a pharmaceutical product in such jurisdiction.

1.29

“Net Sales” means the gross amounts invoiced or received by Licensee or any of its Affiliates or Sublicensees (each, a “Selling Party”) for Sales of Product (whether consisting of cash or any other forms of consideration recognized as revenue by the Selling Party under Accounting Standards), less the following deductions (to the extent actually incurred and not already deducted from the gross amounts invoiced, received or otherwise charged) to the extent reasonable and customary:

1.29.1	trade discounts, including trade, cash and quantity discounts or rebates, credits and refunds;

1.29.2

allowances and amounts repaid or credits actually granted upon claims, returns or rejections of products, including recalls, regardless of the party requesting such recall, spoiled, damaged or outdated product, or for price adjustments;

1.29.3	charges for freight, insurance, transportation, postage, handling and any other charges relating to the sale, transportation, delivery or return of such Product;

1.29.4

customs duties, sales, excise and use taxes (including value added tax) actually incurred, paid or collected in connection with the transportation, distribution, import, export, use or sale of such Product (but excluding what is commonly known as income taxes);

1.29.5

rebates and chargebacks or retroactive price reductions made to federal, state or local governments (or their agencies), or any Third Party payor, administrator or contractor, including managed health organizations, customers, wholesalers, distributors or resellers; and

1.29.6	amounts reserved and credited for uncollectible accounts with respect to invoiced amounts determined in a manner consistent with Accounting Standards of such Selling Party [***].

In the event that a Product is sold as a Combination Product, the gross amount invoiced for such Product shall be calculated by multiplying the gross amount invoiced for such Combination Product by the fraction A/(A+B), where “A” is the gross amount invoiced for such Product sold separately and “B” is the gross amount invoiced for such other component(s) sold separately.

In the event that such other component(s) are not sold separately (but such Product is), the gross amount invoiced for such Product shall be calculated by multiplying the gross amount invoiced for such Combination Product by the fraction A/C, where “A” is the gross invoice amount for such Product, and “C” is the gross invoice amount for the Combination Product.

In the case of a Combination Product where such Product is not sold separately, the Parties shall negotiate in good faith an allocation of Net Sales of such Combination Product to the respective Product component and other components thereof, as the case may be, based on the fair market value of such components and the Product for the purposes of determining a product-specific allocation of such Net Sales. Payments related to such Combination Product under this Agreement, including royalties and Milestone Payments, will be calculated, due and payable based only on the portion of such Net Sales so allocated to the Product component of such Combination Product.

[***].

1.30

“Non-Royalty Sublicense Income” means non-refundable cash payments received by Licensee from a non-Affiliate Sublicensee in consideration of the grant of a Sublicense or option or other right to obtain a Sublicense under the Licensor Patent Rights (including, without limitation, license fees, fees to maintain such sublicense rights, and milestone payments), as well as any securities received from the non-Affiliate Sublicensee in lieu of such cash payments [***]. Notwithstanding the foregoing [***].

1.31

“Patent Rights” means any of the following, whether existing now or in the future anywhere in the world: issued patent, including inventor’s certificates, supplementary protection certificates, substitutions, extensions, confirmations, reissues, re-examination, renewal or any like governmental grant for protection of inventions, and any pending application, including all provisional applications, continuations, divisions and all patents granted thereon, for any of the foregoing.

1.32

“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.33

“Phase I Clinical Trial” means a clinical study of a drug candidate in human patients with the primary objective of characterizing its safety, tolerability, and pharmacokinetics and identifying a recommended dose and regimen for future studies as described in 21 C.F.R. §312.21(a), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States. The drug candidate can be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.34

“Phase III Clinical Trial” means a clinical study of a drug candidate in human patients that incorporates accepted endpoints for confirmation of statistical significance of efficacy and safety with the aim to (a) establish that the drug candidate is safe and efficacious for its intended use, (b) define adverse reactions associated with the drug candidate and (c) be the basis for applying for and obtaining Regulatory Approval in any country as described in 21 C.F.R. 312.21(c), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States. The relevant drug candidate may be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.35	“PHS Act” means the United States Public Health Service Act, as amended.

1.36

“Product” means any article, composition, apparatus, substance, chemical or any other material whose manufacture, import, use, offer for sale or sale would, absent a license under the Licensor Patent Rights, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim of the Licensor Patent Rights.

1.37

“Regulatory Approval” means, with respect to a product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the manufacture, distribution, use, marketing and sale of such pharmaceutical product in such jurisdiction in accordance with Laws. “Regulatory Approval” does not include authorization by a Regulatory Authority to conduct named patient, compassionate use or other similar activities.

1.38

“Regulatory Authority” means any Governmental Body, including, but not limited to the FDA, or any successor agency thereto, that has responsibility for granting any licenses or approvals or granting pricing or reimbursement approvals necessary for the marketing and sale of a pharmaceutical product in any country.

1.39

“Sale” means any transaction for which consideration is received or expected by Licensee, its Affiliates or Sublicensees for sale, use, lease, transfer or other disposition of a Product to or for the benefit of a Third Party. Sales or other dispositions for [***] shall not be deemed to be a Sale or be included in the calculation of Net Sales hereunder [***]. For clarity, sale, use, lease, transfer or other disposition of a Product [***] shall not be deemed a Sale.

1.40	“Sublicensee” means a Person (including any Affiliate) to which a Sublicense is granted pursuant to the terms of Section 2.4.

1.41

“Sublicense Documents” means any and all agreements, amendments or written understandings entered into by Licensee with a non-Affiliate Sublicensee for the grant of a Sublicense. For clarity, a development agreement (other than for the development on behalf of Licensee such as a clinical research organization) or distribution agreement (other than where the distributor is not primarily responsible for the marketing of a Product) for a Product, in each case, pursuant to which a Sublicense is granted pursuant to the terms of Section 2.4, is a Sublicense Document.

1.42

“Tax” means all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind whatsoever, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts, imposed by any Governmental Body on any payments made by or on behalf of Licensee hereunder.

1.43	“Third Party” means any Person other than Licensor, Licensee or any of their respective Affiliates.

1.44	“United States” or “US” means the United States of America, its territories and possessions.

1.45

“Upfront Amount” means amounts paid upon execution of a Sublicense, or within a defined time period thereafter, and which in each case are not contingent on milestones or other events occurring after the effective date of the Sublicense.

1.46	“USD” or “$” means the lawful currency of the United States of America.

1.47

“Valid Claim” means a claim of (a) an issued and unexpired patent in Licensor Patent Rights which claim has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no further appeal can be taken or has been taken within the time allowed for appeal, and has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) a pending patent application that is included in Licensor Patent Rights which was filed and is being prosecuted in good faith, and has not been abandoned, finally disallowed or expired without the possibility of appeal or re-filing of the application; provided however that not more than [***] have elapsed from the earliest priority filing date for such application. If a claim of a patent application that ceased to be a Valid Claim under clause (b) of this subsection later issues or grants as a patent within the scope of clause (a) of this subsection, then such claim shall again be considered to be a Valid Claim, effective as of the earlier of the grant or issuance of such patent.

1.48	Other Terms. The definition of each of the following terms is set forth in the section of the Agreement indicated below:

Defined Term	Section
Agreement	Preamble
Anti-Stacking Percentage	4.3.3(b)(i)
Bankruptcy Action	8.3.4
Board	Preamble
Commercial Milestone	4.2.2(a)
Commercial Milestone Payment	4.2.2(a)
Development Milestone	4.2.1(a)
Development Milestone Payment	4.2.1(a)
DWORF Technology	Recitals
Effective Date	Preamble
Election Notice	5.1.1
Enforcement Action	5.3.2
Financial Report	4.6
First Step Down Date	4.4.1
Funding Reserve	1.30
IFRS	1.1
Infringement Notice	5.3.1
Issue Fee	4.1
License	2.1
Licensee	Preamble
Licensor	Preamble
Licensor Indemnitees	7.1.1
M&A Transaction	1.30
Maximum Anti-Stacking Reduction	4.3.3(b)(iii)
Parties	Preamble
Party	Preamble
Patent Costs	5.2.1
Patent Counsel	5.1.1
Patent Extensions	5.1.2
Progress Report	3.3.1
Royalty	4.3.1
Royalty Period	4.3.2
Second Step Down Date	4.4.1
Sublicense	2.4.1
System	Preamble
[***]	1.3
Term	8.1
UT Southwestern	Preamble

ARTICLE 2

LICENSES AND OTHER RIGHTS

2.1	Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee:

(a) an exclusive, worldwide, royalty-bearing right and license (with the right to grant sublicenses, through multiple tiers, as provided in, and subject to, the provisions of Section 2.4) under the Licensor Patent Rights to develop, make, have made, use, sell, offer to sell, import and commercialize Products and otherwise exploit the Licensor Patent Rights in the Field of Use; and

(b) a limited, worldwide, non-exclusive, non-sublicensable (except in connection with a Sublicense for the Product) right and license to the Licensor Material for exploitation of the license under the Licensor Patent Rights in subsection (a) (the “License”). For clarity, nothing in this Section 2.1(b) shall limit the exclusivity of the license granted under Licensor Patent Rights in Section 2.1(a).

(c) For clarity, the license granted pursuant to Section 2.1(b) includes the right to transfer the Licensor Materials to (x) Sublicensees and (y) Third Parties acting on behalf of Licensee or a Sublicensee and to grant limited rights in such Licensor Materials to such Third Parties acting on behalf of Licensee and Sublicensee, provided that: (i) such transfer is solely for Licensee’s or Sublicensees’ exploitation of the license granted under the Licensor Patent Rights in Section 2.1(a); and (ii) such Sublicensees and Third Parties are bound in a writing that includes: (x) a restriction that prohibits the further transfer or any use of the Licensor Materials inconsistent with this Agreement; and (y) confidentiality provisions with respect to Confidential Information of Licensor concerning such Licensor Materials consistent with the restrictions on Licensee in Section 5.5 of this Agreement.

2.2

Retained Rights by Licensor. Notwithstanding the License, Licensor retains the right under Licensor Patent Rights to: (a) conduct educational, non-commercial research activities itself and (b) authorize non-commercial Third Parties to conduct educational and non-commercial research activities.

2.3

U.S. Government Rights. The License is expressly subject to all applicable obligations to the United States Federal Government under 35 U.S.C. §§200-212, applicable governmental implementing regulations, including that products that result from intellectual property funded by the United States Federal Government that are sold in the United States be substantially manufactured in the United States to the extent so required by such Laws and regulations. In the event that Licensee makes a good faith request to Licensor in writing to assist in obtaining a waiver of such requirement to substantially manufacture products in the United States from the United States Government, then Licensor shall, at the reasonable cost of Licensee, diligently cooperate and assist in obtaining such waiver.

2.4	Grant of Sublicense by Licensee.

2.4.1

Licensor grants to Licensee the right to grant sublicenses under the Licensor Patent Rights, in whole or in part, through multiple tiers, under the license granted in Section 2.1(a) of the License (each, a “Sublicense”) subject to the terms and conditions of this Agreement and specifically this Section 2.4. For clarity, Licensee may grant sublicenses to the Licensor Material in connection with a Sublicense for the Product as provided in Section 2.1(b) and 2.1(c).

2.4.2	All Sublicenses granted to a non-Affiliate will be granted in agreements that (a) are in writing, (b) to the extent applicable, include or incorporate terms and conditions [***] and (c) [***]:

(a)	[***].

(b)	[***].

(c)	[***].

(d)	[***].

(e)	[***].

(f)	[***].

(g)	[***].

(h)	[***].

(i)	[***].

(j)	[***].

2.4.3

If Licensee grants a Sublicense in an agreement that does not [***] as set forth in Section 2.4.2 or is not granted in accordance with Section 2.4.1, Licensor shall notify Licensee that such Sublicense is not accordance with Sections 2.4.1 and 2.4.2, and specify the basis for such notice. Upon receipt of such notice from Licensor, Licensee shall have the right, for [***] such notice from Licensor to obtain from such Sublicensee written agreement that such Sublicensee will comply with the terms and conditions [***] applicable to such Sublicensee. If Licensee receives such agreement from such Sublicensee within such [***], Licensee [***].

2.4.4	Within [***] after the execution of a Sublicense Document, Licensee shall provide a complete and accurate copy of such Sublicense Document to Licensor.

2.5

No Implied License. Each Party acknowledges that the rights and licenses granted in this Agreement are limited to the scope expressly granted herein. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. All rights with respect to any know-how, patent or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

ARTICLE 3

DILIGENCE

3.1

General Diligence. Licensee, itself or through its Affiliates, Sublicensees or partners and/or its or their contractors shall use [***] to: (a) develop at least one Product [***], and obtain and maintain such Governmental Approvals and Regulatory Approvals, as may be necessary for the sale of such Product, (b) after receipt of Regulatory Approval for such Product, commercialize such Product and (c) develop at least one Product (whether the same as or different than the first Product) [***].

3.2	Diligence Events.

3.2.1

Licensee, itself or through its Affiliates, Sublicensees or partners and/or its or their contractors shall use [***] to achieve each Diligence Event by the corresponding Achievement Date with respect to a Product. Licensee may extend any Achievement Date for a Diligence Event by [***]. If a Diligence Event is so extended, subsequent Diligence Events would be automatically extended by the same amount of time.

Diligence Event	Achievement Date
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

3.2.2	Licensee’s obligation to use [***] with respect to a [***] for the Product as set forth in Section 3.1(c) shall be deemed satisfied upon the completion of [***] for [***].

3.3	Progress Reports.

3.3.1

Until the First Commercial Sale of a Product in a Major Market, Licensee on [***] basis, [***], shall submit to Licensor a progress report (each, a “Progress Report”) providing a high-level summary of Licensee’s (and any Affiliates’ and Sublicensees’) activities related to the development of Products and the obtaining of Governmental Approvals necessary for commercialization of Products.

3.3.2	Progress Reports must include a summary of the following as applicable:

(a)	Summary of work completed for such period and high-level summary of activities anticipated for the following calendar year;

(b)	Work in progress;

(c)	Current schedule of anticipated events or milestones, including anticipated timeline for achievement of Diligence Events; and

(d)	An updated listing of any and all Sublicenses granted by Licensee.

ARTICLE 4

FINANCIAL PROVISIONS

4.1

Issue Fee. In partial consideration of the License, Licensee will pay to Licensor a one-time license issue fee of [***] (“Issue Fee”) within [***] following the Effective Date. The Issue Fee is non-refundable and non-creditable against any other amounts, including any royalties due by Licensee. Notwithstanding the foregoing, the Issue Fee is inclusive of the reimbursable patent prosecution costs incurred by Licensor prior to the Effective Date of the Agreement.

4.2	Milestone Payments.

4.2.1	Development Milestones

(a)

As additional consideration for the License, Licensee will pay Licensor the following development milestone payments (each, a “Development Milestone Payment”) upon the first achievement of such milestones by Licensee, its Affiliates or Sublicensee (each, a “Development Milestone”). Licensee shall notify Licensor in writing of the achievement of any such Development Milestone within [***] of such achievement by Licensee or its Affiliates (or if achieved by a Sublicensee, then within [***] of such Sublicensee notifying Licensee of such achievement by Sublicensee) and Licensee shall pay Licensor, in full, the corresponding Development Milestone Payment within [***] after such notice to Licensor. For clarity, [***].

No.	Development Milestone	Development Milestone Payment (in U.S. dollars)
1	[***]	$	[	***]
2	[***]	$	[	***]
3	[***]	$	[	***]
4	[***]	$	[	***]
5	[***]	$	[	***]
6	[***]	$	[	***]

(b)	[***]. Notwithstanding the foregoing, [***].

(c)	For purposes of this Section 4.2.1, (i) [***] and (ii) [***]. For clarity, [***].

(d)

With respect to each Development Milestone, the Development Milestone Payments to be made under this Agreement shall be due and payable only once, and in no event shall the aggregate amount to be paid by Licensee to Licensor under Section 4.2.1 [***]).

4.2.2	Commercial Milestones

(a)

As additional consideration for the License, Licensee will pay Licensor the following commercial milestone payments (each, a “Commercial Milestone Payment”) upon the first achievement of the corresponding milestone (each, a “Commercial Milestone”). Licensee shall notify Licensor of the achievement of any such Commercial Milestone in the Financial Report corresponding to the quarter in which such Commercial Milestone is achieved and Licensee shall pay Licensor in full the corresponding Commercial Milestone Payment within [***] after the end of the calendar year in which such milestone was achieved. For clarity, each Commercial Milestone Payment is [***]. With respect to each Commercial Milestone, the Commercial Milestone Payments to be made under this Agreement shall be due and payable only once, and in no event shall the aggregate amount to be paid by Licensee to Licensor under Section 4.2.2 [***].

Commercial Milestone Event	One-Time Milestone Payment (U.S. dollars)
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]

4.3	Royalties.

4.3.1

Royalty. As further consideration for the License and subject to Sections 4.3.3 and 4.3.4, on a Product-by-Product and country-by-country basis, during the Royalty Period, Licensee shall pay to Licensor a [***] royalty on Net Sales of each Product (“Royalty”) as set forth below:

Worldwide Annual Net Sales (of the applicable Product)	Royalty Rate
[***]	[	***]%
[***]	[	***]%

4.3.2

Royalty Period. Licensee’s obligation to pay Licensor the Royalty will commence on a country-by-country and Product-by-Product basis from the date of First Commercial Sale of a Product Covered by a Valid Claim within the Licensor Patent Rights in the country of Sale until the latest of (a) the expiration or abandonment of the last Valid Claim within the Licensor Patent Rights Covering such Product in such country in which such Product is used or sold, (b) the expiration of the [***] exclusivity term [***] in such country with respect to such Product [***] , and (c) the [***] of the First Commercial Sale of such Product in such country (such royalty period, the “Royalty Period”). For purposes of this Section 4.3, Products that are different than one another shall be considered the same Product if they are (i) [***] or (ii) [***] and in the case of this clause (ii): (x) [***] or (y) [***].

4.3.3	Royalty Reductions.

(a)

Notwithstanding anything in this Section 4.3, in the event that Licensor or Licensee receives a request for a Compulsory License anywhere in the world, it shall promptly notify the other Party and, at Licensee’s request, the Parties shall cooperate to oppose such Compulsory License. If any Third Party obtains a Compulsory License in any country, then: (i) Licensor or Licensee (whoever has first notice) shall promptly notify the other Party; and (ii) beginning as of [***], (x) the royalty rate payable under this Section 4.3 to Licensor for Net Sales in such country will be adjusted to [***] and (y) any other payments required to be paid by Licensee to Licensor shall be [***].

(b)	Third Party Licenses and Generic Competition.

(i)

If Licensee or its Sublicensee is obligated to pay additional [***] to Third Parties (or is required by court order or settlement to pay [***]) to develop, commercialize, or manufacture a Product, Licensee may deduct from any [***] payments due to Licensor under [***] of this Agreement (A) an amount equal to [***] (the “Anti-Stacking Percentage”) of any such [***] paid by Licensee to a Third Party on Sales with respect to a particular Product in a particular country during a calendar quarter.

(ii)

In the event that one or more Generic Product(s) with respect to a particular Product enter(s) the market in a particular country, and such Generic Product(s) [***], Licensee may reduce the [***] payments for [***] such Product in such country by [***]; provided that if Licensee reduced the [***] payments under this Section 4.3.3(b)(ii), Licensee shall resume making [***] payment without reduction under this Section 4.3.3(b)(ii) as of the [***] of (a) [***] and (b) [***].

(iii)

Notwithstanding the foregoing, in no event will the deductions under Section 4.3.3(b) reduce the [***] payable in respect of [***] such Product in such country in any given calendar quarter by more than [***] (the “Maximum Anti-Stacking Reduction”) of the [***]. Licensee shall be entitled [***] but for such Maximum Anti-Stacking Reduction.

4.3.4	Calculations. Licensee must pay Royalties owed to Licensor on a calendar quarter basis within [***] after the following dates:

(a)	February 28 for any Sales that took place in the calendar quarter ending December 31, of the prior year;

(b)	May 31 for any Sales that took place in the calendar quarter ending March 31 of such calendar year;

(c)	August 31 for any Sales that took place in the calendar quarter ending June 30 of such calendar year; and

(d)	November 30 for any Sales that took place in the calendar quarter ending September 30 of such calendar year.

4.4	Non-Royalty Sublicense Income.

4.4.1

Licensee will pay to Licensor a percentage of Non-Royalty Sublicense Income received by Licensee from a non-Affiliate Sublicensee in consideration for a Sublicense under the Licensor Patent Rights as follows:

Stage at Which Sublicense is Granted by Licensee	% of Non-Royalty Sublicense Income Payable to Licensor
[***]	[	***]%
[***]	[	***]%
[***]	[	***]%

The amount owing to Licensor with respect to the foregoing would [***].

4.4.2

To the extent that a payment received from a Sublicensee represents an unallocated combined payment for both (a) a Sublicense or option or other right to obtain a Sublicense of the Licensor Patent Rights as well as (b) [***], such payment from such sublicensing arrangement for calculating payments due to Licensor for Non-Royalty Sublicense Income would be reasonably allocated between such Licensor Patent Rights and such other items described in clause (b) [***]; provided that (x) [***] and (y) [***].

4.4.3	To the extent a payment received from a Sublicensee will be attributed to Funding Reserve, [***], and such Funding Reserve shall not be deemed Non-Royalty Sublicense Income, provided, that, [***].

4.4.4	Licensee will make payment with respect to Non-Royalty Sublicense Income to Licensor on or before the following dates:

(a)	[***] for any Non-Royalty Sublicense Income received by Licensee in the calendar quarter ending December 31, of the prior year;

(b)	[***] for any Non-Royalty Sublicense Income received by Licensee in the calendar quarter ending March 31 of such calendar year;

(c)	[***] for any Non-Royalty Sublicense Income received by Licensee in the calendar quarter ending September 30 of such calendar year.

4.5	Mode of Payment and Currency. All payments to Licensor hereunder shall be made by deposit of USD in the requisite amount to “UT Southwestern” and will be made by delivery by ACH/WIRE as follows:

[***]

Prior to the initiation of any ACH/WIRE, Licensee must send an email to [***] for identification and documentation purposes. Such email shall include the following information:

(a)	The amount of the ACH/WIRE payment and the date the ACH/WIRE payment is expected;

(b)	Sub-ledger account and account;

(c)	Any pertinent information that can be used to identify the payment from Licensee.

Payments under this Agreement shall be made in USD. All Royalties payable shall be calculated first in the currency of the jurisdiction in which payment was made, and if not in the United States, then converted into USD. The exchange rate for such conversion shall be [***] for such Royalty payment made.

4.6

Royalty and Non-Royalty Sublicense Income Reports. Within [***] after the end of each calendar quarter (i.e. [***]), Licensee shall deliver to Licensor a report (“Financial Report”) setting out all details necessary to calculate the Commercial Milestone Payment, Royalty and Non-Royalty Sublicense Income due under this Article 4 for such calendar quarter, including:

4.6.1	Number of each Product Sold by Licensee, its Affiliates and Sublicensees in each country, the corresponding name of each such Product;

4.6.2	Gross Sales and Net Sales of each Product made by Licensee, its Affiliates and Sublicensees;

4.6.3	Royalties payable on Net Sales in U.S. Dollars;

4.6.4	Non-Royalty Sublicense Income received;

4.6.5	The currency exchange rates (if any) used to calculate the Royalties and Licensor Non-Royalty Sublicense Income;

4.6.6	A specification of all deductions and their dollar value that were taken to calculate Net Sales;

4.6.7	Date of First Commercial Sale in the United States (this need only be reported in the first royalty report following such First Commercial Sale in the United States).

Each Financial Report shall be in the form of the sample report attached hereto as Appendix A.

4.7

Change of Control Fee. In partial consideration for the License, upon the first Change of Control event of Licensee, if at the time of such Change of Control Licensee has [***] a Product and development (or commercialization) of such Product is ongoing, Licensee will pay Licensor a non-refundable, one-time payment of: (a) [***] or (b) [***].

4.8

Late Payments. Any failure by Licensee to make a payment within [***] after the date when due shall obligate Licensee to pay computed interest, the interest period commencing on the due date and ending on the actual payment date, to Licensor at a rate [***].

4.9	Accounting. Each Party shall calculate all payment amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with Accounting Standards.

4.10

Books and Records. Licensee will keep accurate books and records of all Products as necessary for the purpose of showing amounts owed to Licensor under this Agreement. Licensee will preserve these books and records for [***] from the date of the Financial Report to which they pertain.

4.11

Audits. Licensor, at its own cost, through an independent auditor reasonably acceptable to Licensee (and who has executed an appropriate confidentiality agreement reasonably acceptable to Licensee that requires the auditor to keep any information learned by it confidential except as needed to report its audit conclusions to Licensor), may inspect and audit the relevant records of Licensee pertaining to the calculation of any Royalties and Licensor Non-Royalty Sublicense Income due to Licensor under this Agreement. Licensee shall provide such auditors with access to the records during reasonable business hours. Such access need not be given more often than [***] or [***] after the date of any report to be audited. Licensor shall provide Licensee with written notice of its election to inspect and audit the records related to the amounts due hereunder not less than [***] prior to the proposed date of review of Licensee’s records by Licensor’s auditors. Should the auditor find any underpayment of Royalties or Licensor Non-Royalty Sublicense Income by Licensee, Licensee shall promptly pay Licensor the amount of such underpayment and should such underpayment [***] (a) [***] and (b) [***] during the time period audited then Licensee shall reimburse Licensor for [***] costs incurred by Licensor for such audit. If the auditor finds overpayment by Licensee, then Licensee shall have the right to deduct the overpayment from any future royalties due to Licensor by Licensee or, if no such future royalties are payable, then Licensor shall refund the overpayment to Licensee within [***] after Licensor receives the audit report. Licensee may designate competitively sensitive information which such auditor may see and review but which it may not disclose to Licensor; provided, however, that such designation shall not restrict the auditor’s investigation or conclusions. The results of such audit shall be the Confidential Information of Licensee and once Licensor has audited a particular period, it may not audit that same period again, unless for cause that calls into question the validity of the prior audit.

4.12	Taxes. All payments made by Licensee under the Agreement shall be made free and clear of and without any deduction for or on account of any Taxes.

ARTICLE 5

INTELLECTUAL PROPERTY

5.1	Patent Filing Prosecution and Maintenance.

5.1.1

Licensor Patent Rights will be held in the name of Licensor and obtained with counsel selected by Licensor and reasonably acceptable to Licensee (“Patent Counsel”). Licensor shall control all actions and decisions with respect to the filing, prosecution and maintenance of Licensor Patent Rights and will incorporate any reasonable comments or suggestions by Licensee with respect thereto; provided that, Licensor shall not file a continuation-in-part with respect to any Licensor Patent Right without Licensee’s prior written consent. Subject to the foregoing, Licensor shall have the right to make all final decisions as to the prosecution strategy for all Licensor Patent Rights; provided Licensee shall be consulted in a timely fashion with respect to the prosecution strategy of the Licensor Patent Rights. Licensor will cause Patent Counsel to provide to Licensee for Licensee’s review and comment (in the case of any filing or submission, prior to any filing or submission), copies of all correspondence related to Licensor Patent Rights (including all copies of patent applications, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application) and to confer with Licensee in regards to the preparation, filing, prosecution and maintenance of Licensor Patent Rights. In the event Licensor elects to forego or abandon filing, prosecution or maintenance of any of the Licensor Patent Rights, Licensor will notify Licensee of such election at least [***] prior to any act of abandonment and any filing or payment due date, or any other due date that requires action (“Election Notice”). Upon receipt of an Election Notice, Licensee will be entitled, upon written notice to Licensor, to require the continued prosecution or maintenance of such Licensor Patent Right in such country and Licensor shall comply with such requirement, provided that Licensor still desires to forego or abandon such Licensor Patent Rights. In such event, Licensee shall provide written instructions to Licensor as to the filing, prosecution and maintenance of such Licensor Patent Rights and Licensor shall incorporate in any submission or filing in connection therewith any instructions provided by Licensee. Notwithstanding the foregoing, if Licensee fails to provide written instructions to Licensor, Licensor may forgo and abandon such Licensor Patent Rights to the extent Licensor has provided at least [***] to provide such instructions. Without limiting the foregoing, Licensor shall file, prosecute and maintain the Licensor Patent Rights in the list of countries and territories identified on Schedule 5.1.1, unless otherwise instructed by Licensee or Licensee elects to cease paying Patent Costs for such country or territory.

5.1.2	Licensor will provide reasonable assistance to Licensee in connection with obtaining supplementary protection certificates for the Licensor Patent Rights at Licensee’s cost and expense, and Licensor will provide reasonable assistance to Licensee in connection with obtaining patent term extensions or similar protection (such certificates, extension and protections, “Patent Extensions”) for Licensor Patent Rights with respect to the Products at Licensee’s cost and expense. Notwithstanding anything herein to the contrary, Licensee or its designee shall have the sole right to select any Licensor Patent Right for which a Patent Extension will be sought in connection with Regulatory Approval for each Product.

5.2	Patent Costs.

5.2.1

Licensee will bear all reasonable out-of-pocket costs for the filing, prosecution and maintenance of Licensor Patent Rights, including all reasonable documented accrued attorney fees, expenses, official and filing fees incurring during the Term (“Patent Costs”) incurred after the Effective Date and shall pay such amounts within [***] of receipt of an undisputed invoice for such Patent Costs. Licensee shall have the right to cease paying Patent Costs for a particular Patent Right or a Patent Right in a particular jurisdiction, in which case Licensee would retain a non-exclusive license under such Patent Right or such Patent Right in such jurisdiction, as applicable, unless Licensee ceased paying for such Patent Right in a Major Market. In the event Licensee ceases to pay Patent Costs for a Patent Right in a Major Market, the License for such Patent Right with respect to that Major market shall terminate and Licensee shall have no right with respect to that Patent Right in such Major Market, exclusive, non-exclusive or otherwise.

5.3	Infringement.

5.3.1

If either Party believes that an infringement by a Third Party with respect to any Licensor Patent Right is occurring, the knowledgeable Party will provide the other Party with (a) written notice of such infringement or potential infringement and (b) evidence of such infringement (the “Infringement Notice”).

5.3.2

As between the Parties, Licensee, itself or through its designee, shall have the first right to enforce the Licensor Patent Rights against any actual, alleged or threatened infringement by Third Parties, and to defend and control any declaratory judgment action or challenge or other adversarial procedure brought with respect to Licensor Patent Rights (each such action or procedure with respect to the Licensor Patent Rights being referred to herein as an “Enforcement Action”) with counsel of its own choosing. Licensee shall keep Licensor advised of the status of such Enforcement Action. Upon Licensee’s request, and to the extent able to join such Enforcement Action, Licensor shall join such Enforcement Action at Licensee’s reasonable expense, including Licensor’s attorney’s fees and any out-of-pocket costs incurred by Licensor for such Enforcement Action; provided that, if Licensor is required to join such Enforcement Action for such Enforcement Action to be initiated or maintained and does not join such Enforcement Action for any reason, [***] . Licensee shall be free to enter into a settlement, consent judgment or other voluntary disposition, provided that any settlement, consent judgment or other voluntary disposition that (i) admits the invalidity or unenforceability of any issued and unexpired claims within the Licensor Patent Rights or (ii) admits fault or wrongdoing on the part of Licensor must be approved in advance by Licensor in writing such approval not to be unreasonably withheld. Licensor shall provide Licensee notice of its approval or denial within [***] of any request for such approval by Licensee, provided that (x) in the event Licensor wishes to deny such approval, such notice shall include a detailed written description of Licensor’s reasonable objections to the proposed settlement, consent judgment, or other voluntary disposition and (y) Licensor shall be deemed to have approved of such proposed settlement, consent judgment, or other voluntary disposition in the event it fails to provide such notice within such [***] period in accordance herewith.

5.3.3

If Licensee does not take steps to abate such infringement within [***] following Licensor’s request to do so, and infringing activity of material commercial significance has not been abated, then Licensor may institute suit for patent infringement against the infringer. Licensor agrees to keep Licensee reasonably informed regarding the suit and to consider the views of Licensee regarding the advisability of the proposed action and its effect on Licensee’s business. If Licensor institutes such suit, then Licensee may not join such suit without the prior written consent of Licensor and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensor’s suit or any judgment rendered in such suit. Licensor shall be free to enter into a settlement, consent judgment or other voluntary disposition, provided that any settlement, consent judgment or other voluntary disposition that (a) admits the invalidity or unenforceability of any issued and unexpired claims within the Licensor Patent Rights (b) admits fault or wrongdoing on the part of Licensee (c) imposes financial liability or other obligation or (d) otherwise limits Licensee’s rights under this Agreement or grants rights under the Licensor Patent Rights, must be approved in advance by Licensee in writing.

5.3.4

Any recovery or settlement received in connection with any suit or Enforcement Action will first be used to reimburse any out-of-pocket litigation costs and expenses (including attorneys’ fees) of the non-controlling Party, then to reimburse any out-of-pocket litigation costs and expenses (including attorneys’ fees) incurred by the controlling Party in participating in such Enforcement Action or suit. Any remaining recoveries shall be allocated as follows:

For any portion of the recovery or settlement, other than for amounts attributable and paid as enhanced damages for willful infringement:

(a)	for any suit that is initiated by Licensee, Licensor shall receive [***] of the recovery and the Licensee shall receive the remainder; and

(b)

for any suit that is initiated by the Licensee or Licensor and that the other Party joins voluntarily (but only to the extent such voluntary joining is allowed under this Agreement or expressly by the other Party in a separate agreement) or involuntarily, the non-initiating Party’s shall receive a portion of the recovery equal to the percentage of the total litigation costs incurred by Licensor and Licensee, but in no event shall the non-initiating Party receive [***] of such recovery, while the initiating Party shall receive the remainder, and in no case shall Licensor receive [***] of such recovery. For clarity, the “total litigation costs” incurred by Licensor (if Licensor is the controlling Party) or by Licensee (if Licensee is the controlling Party), as applicable, shall include such amounts paid to the non-controlling Party in reimbursing out-of-pocket litigation costs and expenses (including attorneys’ fees) incurred by the non-controlling Party.

For any portion of the recovery or settlement paid as enhanced damages for willful infringement:

(c)

for any suit that is initiated by Licensee or Licensor and the other Party voluntarily (but only to the extent such voluntary joining is allowed under this Agreement or expressly by the other party in a separate agreement) or involuntarily joins, Licensor shall receive [***] and Licensee shall receive the remainder; and

(d)	for any suit that is initiated by Licensee and in which Licensor was not a party in the litigation, Licensor shall receive [***] and Licensee shall receive the remainder.

For any portion of the recovery or settlement received in connection with any suit that is initiated by Licensor and in which Licensee was not a party to the litigation, any recovery in excess of litigation costs will belong to Licensor.

5.3.5

Each Party will reasonably cooperate and assist with the other in litigation proceedings instituted hereunder but at the expense of the Party who initiated the suit (unless such suit is being jointly prosecuted by the Parties) including to the extent reasonably possible, by having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like. For clarity, such requirement does not require a Party to join a suit unless otherwise specifically required under this Agreement.

5.4

Patent Marking. Licensee shall place in a conspicuous location on any Product (or its packaging where appropriate and practicable) made or sold under this Agreement a patent notice as required by the Laws concerning the marking of patented articles where such Product is made or sold, as applicable.

5.5	Confidentiality.

5.5.1

Each Party agrees that, for [***], such Party shall (a) use the same degree of care to maintain the secrecy of the Confidential Information of the other Party that it uses to maintain the secrecy of its Confidential Information of like kind, (b) use and disclose the Confidential Information only to (i) exercise its rights and perform its obligations under this Agreement and (ii) in connection with prosecuting or defending litigation or obtaining Regulatory Approval, making other regulatory filings and communications and filing, prosecuting and enforcing Patent Rights, in each case, in connection with the recipient’s rights and obligations pursuant to this Agreement and (c) ensure that any employees, customers, distributors and others who receive Confidential Information of the other Party are bound by similar obligations of non-use, non-disclosure and confidence as this Agreement and to make such disclosure of such Confidential Information of the other Party only as required to accomplish the purposes of this Agreement.

5.5.2	Neither Party will have any confidentiality obligations with respect to Confidential Information belonging to the other Party that:

(a)	is or becomes generally available to the public other than as a result of disclosure by the recipient;

(b)	is already known by or in the possession of the recipient at the time of disclosure by the disclosing Party;

(c)	is independently developed by recipient without use of or reference to the disclosing Party’s Confidential Information; or

(d)	is obtained by recipient from a Third Party that has not breached any obligations of confidentiality.

5.5.3

A Party may disclose the Confidential Information of the other Party to the extent required by Law (including any securities law or regulation or the rules of a security exchange, provided that such proposed securities disclosure is provided to the other party for review and approval prior to such disclosure to the extent not prevented by such Laws or rules) or court order; provided, however, that the recipient promptly provides to the disclosing Party prior written notice of such disclosure and an opportunity to review and approve such disclosure, in each case, to the extent not prevented by such Laws or rules, an opportunity to apply for a protective order, injunction or for confidential treatment of such Confidential Information and provides reasonable assistance in obtaining such an order, injunction or other remedy protecting the Confidential Information from public disclosure, in each case, to the extent allowable by Law. A Party shall disclose only the minimum Confidential Information to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by the other Party.

5.5.4

Notwithstanding the foregoing, (i) Licensee may disclose the terms of this Agreement to advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, Sublicensees, private investors, licensees and/or collaborators, and others on a reasonable need to know basis under confidentiality provisions substantially similar to those contained herein and (ii) either Party may disclose the terms of this Agreement to the extent necessary to comply with Laws and court orders (including securities laws or regulations and the applicable rules of any public stock exchange). Notwithstanding any other provisions of this Agreement the Parties may make factual statements regarding the existence, nature, and type of this Agreement, provided that such statements do not disclose specific terms hereof.

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:

6.1.1	such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

6.1.2	such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

6.1.3

this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement by such Party does not conflict with, breach or create in any Third Party the right to accelerate, terminate or modify any agreement or instrument to which such Party is a party or by which such Party is bound, and does not violate any Law of any Governmental Body having authority over such Party; and

6.1.4	such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement.

6.2

Licensor hereby certifies to Licensee, that to the knowledge of Licensor’s designated office for technology and commercialization (including the Office for Institutional Advancement) (the “OTC”), as of the Effective Date: (i) Board owns (and Licensor is the sole agent of the Board with the authorization to grant licenses under) the entire right, title and interest in and to the Patent Rights listed on Schedule 1.25; (ii) Licensor has the right to grant to Licensee the licenses it purports to grant in Section 2.1; (iii) neither Licensor nor Board has knowingly entered and will not, during the Term, knowingly enter into any agreements that are inconsistent with the rights and licenses granted to Licensee hereunder; and (iv) Licensor has received written assignments from each of the inventors listed on the patent applications for each of the Licensor Patent Rights assigning to Board each such inventor’s entire right, title and interest in and to the Licensor Patent Rights.

6.3	Disclaimer of Representations and Warranties.

6.3.1

Other than the representations and warranties provided in Sections 6.1 and 6.2 above, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND EXPLICITLY DISCLAIMS ANY REPRESENTATION AND WARRANTY, INCLUDING WITH RESPECT TO ANY ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE FOR THE TECHNOLOGY, LICENSOR PATENT RIGHTS, LICENSE AND ANY PRODUCT.

6.3.2	Furthermore, nothing in this Agreement will be construed as:

(a)	A representation or warranty by Licensor as to the validity or scope of any Licensor Patent Right;

(b)

A representation or warranty that anything made, used, sold or otherwise disposed of under the License is or will be free from infringement of patents, copyrights, trademarks or any other forms of intellectual property rights or tangible property rights of Third Parties;

(c)	Conferring by implication, estoppel or otherwise any license or rights under any Patent Rights of Licensor other than Licensor Patent Rights as defined herein.

6.4	Covenants of Licensee.

6.4.1

Licensee and its Affiliates shall not and shall require its Sublicensees to not, directly or indirectly (including where such is done by a Third Party on behalf of Licensee, its Affiliates or Sublicensees, at the urging of Licensee or its Affiliates or Sublicensees or with the assistance of the Licensee or its Affiliates or Sublicensees) challenge in a legal proceeding the validity, scope, or enforceability of or otherwise oppose any claim within the Licensor Patent Rights, provided that if any Licensor Patent Right is asserted or threatened to be asserted against Licensee or its Affiliate or Sublicensee then such Licensee or its Affiliates or Sublicensee is entitled to all and any defenses available to it including challenging the validity, scope or enforceability of or otherwise opposing such Patent Right. Notwithstanding the foregoing, Licensee shall not be in breach of this Section 6.4.1 if a Sublicensee initiates such a legal proceeding and within [***] following Licensee’s receipt of notice from Licensor of commencement of such legal proceeding such legal proceeding is withdrawn or Licensee terminates its sublicense with the party initiating such legal proceeding.

6.4.2

Licensee shall comply with all Laws that apply to its activities or obligations under this Agreement. For example, Licensee shall comply with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the applicable agency of the United States government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of the agency.

6.4.3	Licensee shall not grant a security interest in the License or this Agreement unless such security interest is granted together with all or substantially all of the business or assets of Licensee.

ARTICLE 7

INDEMNIFICATION; INSURANCE AND LIMITATION OF LIABILITY

7.1	Indemnification.

7.1.1

Licensee shall indemnify Licensor and its respective trustees, officers, faculty, students, employees, contractors and agents (the “Licensor Indemnitees”) from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage to the extent arising out of Third Party claims or suits to the extent arising out of (a) the development, testing, use, manufacture, promotion, sale or other disposition of any Product (including any product liability claim) by or under the authority of Licensee or a Sublicensee, (b) any claim by a Third Party that the practice of Licensor Patent Rights by or under the authority of Licensee or the design, composition, manufacture, use, sale or other disposition of any Product by or under the authority of Licensee infringes or violates any patent, copyright, trade secret, trademark or other intellectual property right of such Third Party, (c) any breach of this Agreement or Laws by Licensee, its Affiliates or Sublicensees, (d) the use or handling of the Licensor Materials by a Third Party that received the Licensor Material directly or indirectly from Licensee or a Sublicensee and (e) Licensee’s negligence or willful misconduct, provided that Licensee’s obligations pursuant to this Section 7.1.1 shall not apply to the extent such claims or suits result from the gross negligence or willful misconduct of any of Licensor Indemnitees or any breach of this Agreement by Licensor.

7.1.2

To be eligible for indemnification pursuant to Section 7.1.1 above, Licensor shall provide to Licensee with prompt written notice of any claim or suit for which it seeks indemnification under this Agreement and Licensee shall have the right to defend against and settle any such claim or suit itself, including by selecting its own counsel, with any reasonable attorneys’ fees and litigation expenses being paid for by Licensee; provided however that Licensee shall not settle or consent to the entry of any judgment with respect to such claims that does not release the Licensor Indemnitee from all liability with respect to such claim without the consent of the Licensor Indemnitee. Licensor Indemnitees shall cooperate with the Licensee in such defense and shall permit the Licensee to conduct and control such defense and the disposition of such claim or suit (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Licensor

Indemnitee shall have the right to retain its own counsel, at its own cost and expense. Licensee agrees to keep the applicable Licensor Indemnitees informed of the progress in the defense and disposition of such claim or suit and to consult with the applicable Licensor Indemnitees.

7.1.3

The obligations to indemnify and hold harmless under Section 7.1.1 are subject: (a) to the extent authorized by the Texas Constitution and the laws of the State of Texas and subject to the statutory duties of the Texas Attorney General, the Licensor Indemnitee giving Licensee control of the defense and settlement of the claim and demand; and (b) to the extent authorized by the Texas Constitution and the laws of the State of Texas and subject to statutory duties of the Texas Attorney General, the Licensor Indemnitee providing the assistance reasonably requested by Licensee, at Licensee’s expense.

7.2

Insurance. Licensee shall maintain insurance during the Term, at its sole cost and expense, of the types and in amounts which are reasonable and customary in the U.S. Biotechnology industry for companies of comparable size and activities obtained from a reputable insurer to protect against potential liabilities and risk arising out of the activities to be performed under this Agreement and upon such terms (including coverages and deductible limits) as are customary in the U.S. Biotechnology industry generally for that activities to be conducted by Licensee under this Agreement. Prior to a first commercial sale of a Product, Licensee shall establish and maintain, for each country in which a Product is tested in humans or sold, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing such Products. Upon reasonable written request from Licensor, Licensee shall provide written evidence (e.g., certificates) of such insurance to Licensor.

7.3

LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES ARISING FROM A BREACH OF SECTION 5.5, TO THE EXTENT AUTHORIZED BY THE LAWS AND CONSTITUTION OF THE STATE OF TEXAS, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.

ARTICLE 8

TERM AND TERMINATION

8.1

Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated sooner as provided below, shall continue in full force and effect until the expiration or abandonment of the last Licensor Patent Right.

8.2

Termination of the Agreement for Convenience. At any time during the Term, Licensee may, at its convenience, terminate this Agreement in its entirety upon providing at least [***] prior written notice to Licensor of such intention to terminate.

8.3	Termination For Cause.

8.3.1

If Licensee materially fails to fulfill its obligations in accordance with Section 3.1 or 3.2, Licensor may provide written notice to Licensee of such failure. If Licensee fails to address such failure to the reasonable satisfaction of Licensor within [***] of receiving such written notice, Licensor may terminate this Agreement upon written notice to Licensee.

8.3.2

If either Party materially breaches this Agreement, the non-breaching Party may give written notice to the breaching Party specifying the nature of the default, requiring it to cure such breach, and stating its intention to terminate this Agreement. If such breach is not cured within [***] of such notice, such termination shall become effective upon a notice of termination by the non-breaching Party thereafter.

8.3.3

Licensor shall have the right to terminate this Agreement upon written notice to Licensee effective upon receipt, if Licensee or any of its Affiliates or Sublicensees in violation of Section 6.4.1, directly or indirectly, unsuccessfully challenges the validity of any Licensor Patent Right. If, upon such a challenge, at least one claim of the Licensor Patent Right, which is subject to the challenge, survives the challenge by not being found invalid or unenforceable, regardless of whether the claim is amended as part of the challenge and regardless of whether Licensor terminates this Agreement, such challenge shall be deemed unsuccessful and Licensee shall pay [***] of Licensor’s [***] attorneys’ fees and costs incurred in connection with the challenge, including expenses associated with any subsequent appeals. Licensee shall continue to pay all royalties and other payments due to Licensor during the pendency of any challenge and any appeals therefrom until a final non-appealable judgment is rendered with respect to such challenge. In the event a challenge brought by Licensee is successful, Licensor will refund the Royalties paid by Licensee during the pendency of the challenge (i.e., beginning on the date Licensee files such suit or joins such challenge and ending on the date of a final non-appealable judgment with respect thereto). This Section 8.3.3 shall not apply with respect to any challenge brought by a Sublicensee to the extent Licensee terminates the applicable sublicense within the time specified in Section 6.4.1 or to any challenge withdrawn within [***] of Licensor’s request to so withdraw such challenge.

8.3.4

Licensor may terminate this Agreement, upon written notice, with immediate effect if, at any time, Licensee files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Licensee or of its assets, or if Licensee proposes a written agreement of composition or extension of its debts, or if Licensee is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition or filing is not dismissed or withdrawn within [***] after the filing thereof, or if Licensee proposes or is a party to any dissolution or liquidation, or if Licensee makes an assignment for the benefit of its creditors of all or substantially all its assets (in each case, “Bankruptcy Action”).

8.4

Cure Plan and Disputed Breach. Notwithstanding Sections 8.3.1 and 8.3.2: (a) if such breach alleged by Licensor pursuant to Sections 8.3.1 or 8.3.2 is not capable of cure within such [***] or [***] period, as applicable, Licensee may submit, within [***] of receipt of such notice, a reasonable cure plan to remedy such failure as soon as possible, and, upon such submission, the [***] or [***] cure period, as applicable, shall be automatically extended for so long as Licensee continues to use [***] efforts to cure such breach in accordance with the cure plan, [***] and (b) in the event Licensee disputes a breach alleged by Licensor pursuant to Sections 8.3.1 and 8.3.2 by written notice to Licensor within such [***] or [***] period (the “Dispute Notice”), as applicable, [***]; provided that, such [***] and the Parties shall [***].

8.5	Effects of Termination.

8.5.1	Upon termination of this Agreement:

(a)	Subject to Section 8.5.2, all rights and licenses granted by Licensor hereunder shall immediately terminate;

(b)	Each Party shall return or destroy all Confidential Information of the other Party disclosed to it pursuant to this Agreement, including all copies and extracts of documents;

(c)

If such termination is by Licensor pursuant to Section 8.3.1, Licensee’s obligation to pay Royalties pursuant to Section 4.3 for Products for which the Royalty Period is ongoing in a country at the time of such termination shall survive for such country until the expiration of such Royalty Period for such country; and

(d)

Licensee and its Affiliates and Sublicensees shall be entitled to complete the manufacture of any in-process inventory and, following completion to sell any such inventory and any completed inventory of Products which remain on hand as of the date of the effective date of termination for a period of [***], so long as Licensee pays to Licensor the Commercial Milestone Payments and Royalties applicable to such subsequent sales in accordance with the terms and conditions as set forth in this Agreement.

(e)	Licensee shall prepare and submit a final Financial Report and any royalty payments and unreimbursed Patent Costs due to Licensor shall become immediately payable to Licensor.

8.5.2

Upon any termination of this Agreement by Licensor for any reason, any Sublicense validly granted by Licensee and not in default in its obligations to Licensor shall survive, provided that upon request by Licensor, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement with respect to the activities of the Sublicensee under such Sublicense, provided the duties and obligations of Licensor under such agreement will not be greater than the duties of Licensor under this Agreement, and the rights of Licensor under any such agreement will not be less than the rights of Licensor under this Agreement, including all financial consideration and other rights of Licensor.

8.5.3

Notwithstanding the expiration or termination of this Agreement, the following provisions shall survive: Sections 4.10, 4.11, 5.5, 6.4.2, 7.1, 7.3 and 8.5 and Article 1 and Article 9. Except as set forth in this Article 8, upon the expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate.

8.5.4

Termination of this Agreement shall not relieve the Parties of any obligation or liability that, at the time of termination, has already accrued hereunder, or which is attributable to a period prior to the effective date of such termination. Termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

ARTICLE 9

ADDITIONAL PROVISIONS

9.1

Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties. The Parties are independent contractors and at no time will either Party make commitments or incur any charges or expenses for or on behalf of the other Party.

9.2

Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

9.3

Use of Names. Licensee, its Affiliates and Sublicensees may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of Licensor or any Licensor school, organization, employee, student or representative, without the prior written consent of Licensor. Notwithstanding the foregoing, Licensee may use the name of Licensor in a non-misleading and factual manner solely in (a) executive summaries, business plans, offering memoranda and other similar documents used by Licensee for the purpose of raising financing for the operations of Licensee as related to Product, or entering into commercial contracts with Third Parties, but in such case only to the extent necessary to inform a reader that the Licensor Patent Rights have been licensed by Licensee from Licensor, and (b) any securities reports required to be filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary, each Party acknowledges and agrees that Licensee shall be permitted to issue a press release with respect to this Agreement; provided that Licensee shall obtain Licensor’s approval of the text of such press release prior to issuance thereof, such approval not to be unreasonably withheld or delayed. Thereafter, each Party may each disclose to Third Parties the information contained in such press release without the need for further approval by the other Party.

9.4

No Discrimination. Each Party will have a policy prohibiting discrimination against any employee or applicant for employment because of race, color, sex, age, religion, national or ethnic origin, handicap, or veteran status.

9.5	Successors and Assignment.

9.5.1	The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

9.5.2

Licensee may not assign or transfer this Agreement or any of Licensee’s rights or obligations created hereunder, by operation of law or otherwise, without the prior written consent of Licensor, provided that Licensor shall not unreasonably withhold, condition or delay its consent. Any assignment not in accordance with this Section 9.5 shall be null and void. Notwithstanding the foregoing, Licensee may assign this Agreement, in its entirety, without the consent of Licensor, to (a) its Affiliates, or (b) its successor in interest pursuant to a merger, consolidation, other business combination or in connection with a sale of all or substantially all of the assets of the business pertaining to the subject matter of this Agreement.

9.6

Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.7

Entire Agreement of the Parties; Amendments. This Agreement, the Appendices and Schedules hereto, constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

9.8

Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Texas, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the state of Texas.

9.9

State Agency Limitations. Licensor is an agency of the State of Texas and under the Constitution and the laws of the State of Texas possesses certain rights and privileges, is subject to certain limitations and restrictions, and only has such authority as is granted to it under the Constitution and laws of the State of Texas. Notwithstanding any provision hereof, nothing in this Agreement is intended to be, nor will it be construed to be, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision hereof, the provisions of this Agreement as they pertain to Licensor are enforceable only to the extent authorized by the Constitution and laws of the State of Texas; accordingly, to the extent any provision hereof conflicts with the Constitution or laws of the State of Texas or exceeds the right, power or authority of Licensor to agree to such provision, then that provision will not be enforceable against Licensor or the State of Texas.

9.10

Dispute Resolution. If a dispute arises between the Parties concerning this Agreement other than with respect to disputes arising from [***], then the Parties will confer, as soon as practicable, in an attempt to resolve the dispute. If the Parties are unable to resolve such dispute amicably, then the Parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Northern District of Texas.

9.10.1

Resolution of Matters by Expert. Any matter expressly stated in this Agreement to be resolved by an expert in accordance with this Section 9.10.1 shall be resolved pursuant to the procedures described in this Section 9.10.1:

(a)

The Parties shall select an independent expert (with respect to disputes arising from Sections [***], such independent expert shall have [***] expertise), mutually agreeable to both Parties, with experience in resolving disputes (with respect to disputes arising from [***], such experience shall be in resolving [***] disputes) pursuant to agreements between biopharmaceutical entities. The costs of the expert shall be shared equally by the Parties, and each Party shall bear its own expense in connection with its performance of the procedures in this Section 9.10.1. The decision rendered by the expert shall be written, final, non-appealable and binding on both Parties.

(b)

Within [***] after the expert is appointed, each Party shall provide the expert and the other Party with a written report setting forth its position with respect to the substance of such matter to be decided by the expert. Each Party may submit a revised report and position to the expert within [***] of receiving the other Party’s report. If so requested by the expert, each Party shall make oral and/or other written submissions to the expert in accordance with procedures to be established by the expert; provided that the other Party shall have the right to be present during any oral submissions. The expert shall select one of the Party’s position as his or her decision, based on what is most reasonable and equitable to each of the Parties under the circumstances, and shall not have the authority to render any substantive decision other than to so select one Party’s position as initially submitted, or as revised in accordance with the foregoing, as applicable.

(c)

For clarity, it is understood that the Parties intend the expert shall only select one of the Party’s position on such matter (e.g., “Baseball” structure); and the expert may fashion such detailed procedures as the expert considers appropriate to implement this intent.

(d)

In any dispute resolution under this Section 9.10.1, the expert and the Parties shall use their best efforts to resolve such disputed matter within [***] after the selection of the expert, or as soon thereafter as is practicable.

9.11

Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and directed to a Party at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party. A notice will be deemed received: if delivered personally, on the date of delivery; if mailed, five (5) days after deposit in the United States mail; if sent via courier, one (1) business day after deposit with the courier service; or if sent via facsimile, upon receipt of confirmation of transmission provided that a confirming copy of such notice is sent by certified mail, postage prepaid, return receipt requested.

For Licensor	with a copy to:
UT Southwestern Medical Center [***]	[***]

For Licensee:	with a copy to:
Tenaya Therapeutics, Inc.	Wilson Sonsini Goodrich & Rosati
[***]	[***]

9.12

Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

9.13

Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

9.14

Interpretation. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.” All references herein to Articles, Sections, and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Accounting Standards, as in effect from time to time. Unless the context otherwise requires, countries shall include territories. References to any specific Law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement Law thereto.

9.15

Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

BOARD OF REGENTS OF THE		TENAYA THERAPEUTICS, INC.
UNIVERSITY OF TEXAS SYSTEM

By	/s/ Arnim Dontes	By	/s/ Faraz Ali
	Arnim Dontes		Name: Faraz Ali
	Executive Vice President for Business Affairs		Title: CEO
UT Southwestern Medical Center

Date 1/12/2020		Date 1/10/2020

Approved as to Content:

By	/s/ Claire Aldridge, Ph.D.
Claire Aldridge, Ph.D.
Associate Vice President,
Commercialization and Business Development UT Southwestern Medical Center

Date	1/12/2020

[Signature Page to License Agreement]

Appendix A

Form of Financial Report

[***]

SCHEDULE 1.24

LICENSOR MATERIALS

The quantities of [***] provided by Licensor to Licensee under this Agreement.

SCHEDULE 1.25

Licensor Patent Rights

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

SCHEDULE 5.1.1

List of Countries and Territories

[***]